UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2026 (March 24, 2026)

Date of Report (Date of earliest event reported)

Commission file number: 000-56151

ONE WORLD PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	61-1744826
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6605 Grand Montecito Pkwy, Suite 100, Las Vegas, Nevada	89149
(Address of principal executive offices)	(zip code)

(800) 605-3210

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2026, William P. Rowland, a member of the Board of Directors (the “Board”) of One World Products, Inc., a Nevada corporation (the “Company”), gave notice to the Company of his resignation as member of the Board, including all committees thereof on which he served, as well as Interim Chief Financial Officer of the Company. In his letter of resignation, Mr. Rowland cited ongoing health issues as the reason for his resignation and that his resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

In conjunction with Mr. Rowland’s resignation as Interim Chief Financial Officer, Isiah L. Thomas, III, the Company’s Chief Executive Officer, has assumed the duties of the Chief Financial Officer, until such time as the Company’s Board of Directors hires Mr. Rowland’s successor.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
17.1	Resignation Letter of William P. Rowland
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One World Products, Inc.

Date: March 27, 2026.	By:	/s/ Isiah L. Thomas, III
Isiah L. Thomas, III
Chief Executive Officer